EXHIBIT 99.1

COMPREHENSIVE CARE CORPORATION STRENGTHENS COMMERCIAL
SALES AND MARKETING TEAM

TAMPA, FL – (BUSINESSWIRE) – January 19, 2005 – Comprehensive Care Corporation (OTCBB:CHCR) (CompCare), a company specializing in managed behavioral healthcare and employee assistance services through its operating subsidiaries, today announced that Gavin Scotti and Anthony Milone have joined CompCare and will have significant roles in the development of CompCare’s commercial business as Director of Strategic Planning and Marketing and as Executive Vice President, respectively. Mr. Scotti has over 30 years of experience in the healthcare industry and is the former Chairman and Chief Executive Officer of Saatchi & Saatchi Healthcare Worldwide, one of the premier marketing communication companies in the United States. Mr. Scotti also was a member of the Board of Pharmaceutical Research Manufacturers of America, and the Epilepsy Foundation of America. Mr. Milone has 30 years of experience in the healthcare industry, which includes his past position as Chairman of QualCare Alliance Networks, Inc., a New Jersey based predominantly hospital owned full service managed care company serving both group health and workers compensation markets conducting business as a Preferred Provider Organization, Third Party Administrator (“TPA”), and Utilization Manager. Mr. Milone is also the founder of Health Alliance Network, Inc., a National Managed Care Company, where he continues to serve as President and Chief Executive Officer. Health Alliance Network, Inc. serves many diversified organizations such as Insurance Companies, TPAs and Taft-Hartley Funds.

Mr. Gavin Scotti stated, “It is my goal to assist in organically growing CompCare by expanding its presence in the commercial markets and to assist the company in developing synergistic opportunities with complementary companies that will fuel CompCare’s growth.”

According to Mr. Milone, “My approach is built upon a philosophy to generate consistent and sustainable growth.”

Mary Jane Johnson, President and Chief Executive Officer of CompCare, stated, “Both Gavin and Tony bring an enormous amount of managed care experience in the commercial healthcare industry. We are very pleased to have these two seasoned healthcare executives lead our commercial sales and marketing efforts.”

About Comprehensive Care Corporation
Established in 1969, CompCare provides behavioral health, substance abuse, and employee assistance programs for governmental agencies, managed care companies and employer groups throughout the United States. Headquartered in Tampa, Florida, CompCare operates regional service centers in Connecticut, Florida, Michigan, and Texas; serves approximately 1,000,000 covered individuals nationwide; and has a network of approximately 10,000 qualified behavioral health practitioners. With 35 years of experience in the industry, CompCare focuses on personalized attention, flexibility, a commitment to high-quality services, and innovative approaches to behavioral health that address both the specific needs of clients and changing healthcare industry demands.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain information included herein and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, our ability to obtain additional financing, the effect of governmental regulation, the competitive environment in which the Company operates, and the other risks detailed from time to time in the Company’s SEC reports.

FOR MORE INFORMATION, PLEASE CONTACT
Robert J. Landis, Chairman, Chief Financial Officer and Treasurer
(813) 288-4808

204 South Hoover Boulevard, Suite 200
Tampa, Florida 33609
813-288-4808 * Fax 813-288-4844
www.compcare.com